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Filed Pursuant to Rule 424(b)(1)
Registration No. 333-175046

PROSPECTUS

WAVE SYSTEMS CORP.

480 Pleasant Street
Lee, Massachusetts 01238
(413) 243-1600

$30,000,000

Class A Common Stock
Preferred Stock
Warrants
Units

           We may offer from time to time:

  •
  Shares of our Class A common stock;
  •
  Shares of our preferred stock;
  •
  Warrants to purchase any of the other securities that may be sold under this prospectus; and
  •
  Any combination of these securities.

           The securities we offer will have an aggregate public offering price of up to $30,000,000.

           The common stock that we offer pursuant to this prospectus includes the common stock that may be issued pursuant to the following currently outstanding warrants, which we refer to collectively in this prospectus as the Outstanding Warrants:

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  up to 165,000 shares of Class A common stock issuable pursuant to warrants exercisable at an exercise price of $1.15 per share through February 28, 2013;
  •
  up to 1,847,500 shares of Class A common stock issuable pursuant to warrants exercisable at an exercise price of $0.40 per share through October 30, 2013;
  •
  up to 967,500 shares of Class A common stock issuable pursuant to warrants exercisable at an exercise price of $0.28 per share through December 24, 2011;
  •
  up to 153,840 shares of Class A common stock issuable pursuant to warrants exercisable at an exercise price of $0.55 per share through March 13, 2012;
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  up to 432,692 shares of Class A common stock issuable pursuant to warrants exercisable at an exercise price of $0.55 per share through
  April 8, 2012;
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  up to 199,999 shares of Class A common stock issuable pursuant to warrants exercisable at an exercise price of $1.155 per share through January 17, 2015; and
  •
  up to 271,738 shares of Class A common stock issuable pursuant to warrants exercisable at an exercise price of $1.155 per share through January 22, 2015.

           We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus, except for the terms of the Outstanding Warrants which are set forth in this prospectus. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

           We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." Our net proceeds from the sale of securities, other than the Outstanding Warrants, also will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

           Our Class A common stock is traded on the Nasdaq Capital Market under the symbol "WAVX." The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on a securities exchange or inclusion on an electronic quotation system.

           Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 2 of this prospectus.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 22, 2011.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is current as of the date of this prospectus even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this process, we may from time to time offer and sell to the public any or all of the securities described in the registration statement in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell any of the securities registered under this prospectus other than the Outstanding Warrants, we will provide a supplement to this prospectus that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in the documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from a current report on Form 8-K that we

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file with the SEC, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        Unless the context requires otherwise or unless otherwise noted, all references to "Wave," "we," or "our" are to Wave Systems Corp.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        Various statements made in this prospectus under the captions "Our Company" and "Risk Factors," and made elsewhere in this prospectus, and in documents incorporated into this prospectus, are forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, level of activity or performance to be materially different from those expressed or implied by any forward-looking statement. This prospectus includes, without limitation, forward-looking information about the following:

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  the development of the markets and demand for our products and services;

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  our product development plans, including the introduction of new products, and anticipated activities designed to pursue these plans, including collaborations and other corporate partnering arrangements;

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  our ability to generate revenues from sales of products;

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  our ability to generate license and other fee revenue in the future;

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  the amounts we invest in research and development activities in the future;

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  future levels of operating expenses associated with our business;

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  our future revenues and results of operations;

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  our future exposure to market risk; and

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  our future capital needs and our ability to fund those needs.

        When used in this prospectus, the words "may," "will," "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "future," "could," "should," "would," "expect," "envision," "potentially" and similar expressions are generally intended to identify forward-looking statements, but are not the exclusive expressions of forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those risks discussed in this prospectus under the heading "Risk Factors" and the documents incorporated herein by reference.

        In addition, our performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting our industry. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Furthermore, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We claim the protections afforded by the Private Securities Litigation Reform Act of 1995, as amended, for our forward-looking statements.

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OUR COMPANY

        Wave develops, produces and markets products for hardware-based digital security, including security applications and services that are complementary to, and work with, the specifications of the Trusted Computing Group, www.trustedcomputinggroup.org ("TCG"), an industry standards organization comprised of computer and device manufacturers, software vendors and other computing products manufacturers. Specifications developed by the TCG are designed to address a broad range of current and evolving digital security issues. These issues include: identity protection, data security, digital signatures, electronic transaction integrity, platform trustworthiness, network security and regulatory compliance.

        Since 2008, we have held a permanent seat on the TCG Board of Directors (the "TCG Board"), joining permanent members AMD, Fujitsu, HP, IBM, Infineon, Intel, Lenovo and Microsoft. Wave has also elevated its membership status to the highest level of TCG "Promoter." Permanent members of the TCG Board provide guidance to the organization's work groups in the creation of the specifications to protect PCs and other computing devices from attacks and to help prevent data loss and theft. Wave's enhanced membership status allows it to take a more active role in helping to develop, define and promote hardware-enabled trusted computing security technologies, including related hardware building blocks and software interfaces. Wave is eligible to serve on and chair the TCG Board, Work Groups and Special Committees. Wave is able to submit revisions and addendum proposals for specifications with design guides and may review and comment on design guides prior to their adoption.

        One of the current TCG specifications recommends a hardware-based trusted computing platform, which is a platform that uses a semiconductor device, known as a Trusted Platform Module ("TPM") that contains protected storage and performs protected activities, including platform authentication, protected cryptographic processes and capabilities allowing for the attestation of the state of the platform which provides the first level of trust for the computing platform (a "Trusted Platform"). The TPM is a hardware chip that is separate from the platform's main CPU(s) that enables secure protection of files and other digital secrets and performs critical security functions such as generating, storing and protecting "cryptographic keys" which are secret codes used to decipher encrypted or coded data. While TPMs provide the anchor for hardware security, known as the "root of trust", trust is achieved by integrating the TPM within a carefully architected trust infrastructure and supporting the TPM with essential operational and lifecycle services, such as key management and credential authentication.

        Prior to the formation of the TCG, Wave developed its pioneering EMBASSY® (EMBedded Application Security SYstem) Trust System. The EMBASSY Trust System is a combination of client hardware consisting of the EMBASSY 2100 security chip (the "EMBASSY chip") and its firmware, and software consisting of the Trust Assurance Network ("TAN"), a back-office infrastructure that manages its security functions. As the market for TPM-enabled products has developed with computing devices being shipped in volume by leaders in the PC industry, Wave has enabled the development work on the EMBASSY Trust System to support security hardware based on the TCG specifications by repurposing these product assets. Wave has since developed a set of applications known as the EMBASSY Trust Suite, EMBASSY Trust Server products, middleware and software tools to work with various other chip manufacturers' TCG-specified TPMs that are now available.

        Wave's operations to-date have consisted primarily of product development, performance under contract to develop products and marketing and sales to personal computer and semi-conductor chip original equipment manufacturers, resellers, and enterprises. Wave's offering represents a highly complex architecture designed to solve many of the security issues currently present with computer systems such as identity theft, fraudulent transactions, virus attacks, unauthorized access to restricted networks and other security problems that users of computer systems generally encounter. We are uncertain as to whether the marketplace will accept our solution to these security problems. We will not be successful if the market does not accept the value proposition that we perceive to be present in our products and services. We can offer no assurances that our products will become industry standards or become widely accepted by the marketplace. You should carefully consider these risks, as well as the risks described under the caption "Risk Factors."

        Wave was incorporated in Delaware on August 12, 1988 and was known previously as Indata Corp. Wave changed its name to Cryptologics International, Inc., on December 4, 1989; and to Wave Systems Corp. in January 1993. The principal executive offices are located at 480 Pleasant Street, Lee, Massachusetts 01238, and the telephone number is (413) 243-1600.

RISK FACTORS

        An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed in our other filings with the SEC, including our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the value of our securities could decline, and you might lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

        If we offer preference equity securities under this prospectus, then we will, at that time, provide a ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

        Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of the securities offered hereby for general corporate purposes, including the development and support of our sales and marketing organization, support for our continuing research and development efforts and funding the acquisition of related businesses and technologies.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

        We may offer and sell, at any time and from time to time:

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  Shares of our Class A common stock, par value $.01 per share, including shares issuable upon the exercise of the Outstanding Warrants;

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  Shares of our preferred stock, par value $.01 per share;

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  Warrants to purchase any of the other securities that may be sold under this prospectus; or

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  Any combination of these securities.

        The terms of any securities offered, including the price, will be determined at the time of sale except for the terms of the Outstanding Warrants which are included in this prospectus. We may issue preferred stock that is exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

        Following is a summary of the material terms of our capital stock, including our Class A common stock. The summary is not complete and should be read in conjunction with our Restated Certificate of Incorporation, as amended ("Restated Certificate of Incorporation") and Restated By-Laws which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Shares

        Our authorized capital stock consists of 150,000,000 shares of Class A common stock, $.01 par value per share; 13,000,000 shares of Class B common stock, $.01 par value per share; and 2,000,000 shares of preferred stock, $.01 par value. Shares of our Class B common stock are not being offered pursuant to this prospectus.

        As of June 14, 2011, a total of 83,079,696 shares of our Class A common stock and 35,556 shares of our Class B common stock were issued and outstanding. No shares of our preferred stock were issued and outstanding as of June 14, 2011. Warrants to purchase 4,112,057 shares of our Class A common stock were outstanding as of June 14, 2011.

Common Stock

        Wave's Class A common stock and Class B common stock are equal in all respects except for voting rights, conversion rights and restrictions on transferability, as discussed more fully below.

Voting Rights

        The voting powers, preferences and relative rights of the Class A common stock and the Class B common stock are identical in all respects, subject to the following provisions. Holders of Class A common stock have one vote per share on all matters submitted to a vote of the stockholders of Wave. Holders of Class B common stock have one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B common stock will have five votes per share on the following matters: (i) any election of directors where one or more directors has been nominated by any person or persons other than Wave's board of directors or in the event of an "Election Contest" (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended) or other solicitation of proxies or consents by or on behalf of any person or persons other than Wave's board of directors for the purpose of electing directors; and (ii) any vote on a merger, consolidation or reorganization of Wave or similar business combination or transaction, or any sale, lease, exchange or other disposition of all or substantially all of the assets of Wave to or with any other person, if the particular business combination or other transaction has not been recommended by Wave's board of directors. In addition, holders of Class B common stock will have five votes per share on all matters submitted to a vote of the stockholders of Wave in the event that any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires beneficial ownership of 20% or more of the outstanding voting securities of Wave (provided that this provision does not apply to any person who beneficially owns 3% or more of the outstanding voting securities at the time of the closing of our initial public offering or any group including any such person). No class of outstanding common stock alone is entitled to elect any directors. There is no cumulative voting with respect to the election of directors.

        Under Wave's Restated Certificate of Incorporation and the Delaware General Corporation Law, the holders of Class A common stock and Class B common stock are entitled to vote as separate classes with respect to any amendment to Wave's Restated Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of any class, increase or decrease the par value of the shares of any class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect such class adversely.

Dividends

        Holders of the Class A common stock and Class B common stock are entitled to receive ratably such dividends, if any, as are declared by Wave's board of directors out of funds legally available for that purpose, provided, that dividends paid in shares of Class A common stock or Class B common stock shall be paid only as follows: shares of Class A common stock shall be paid only to holders of Class A common stock and shares of Class B common stock shall be paid only to holders of Class B common stock. Wave's Restated Certificate of Incorporation provides that if there is any dividend, subdivision, combination or reclassification of either class of common stock, a proportionate dividend, subdivision, combination or reclassification of the other class of common stock shall simultaneously be made.

Conversion

        The Class A common stock has no conversion rights. At the option of the holder, each share of Class B common stock is convertible at any time, and from time to time, into one share of Class A common stock.

Other Rights

        Neither class of common stock contains preemptive or other rights of the holders to subscribe for additional shares. In the event of the liquidation, dissolution or winding up of Wave, holders of Class A common stock and Class B common stock are entitled to share ratably in all assets available for distribution to holders of common stock after payment in full of creditors. No shares of any class of common stock are subject to redemption or a sinking fund. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

Listing

        Our Class A Common Stock is listed on the Nasdaq Capital Market under the trading symbol "WAVX."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC. The transfer agent's address is 6201 15th Avenue, Brooklyn, New York 11219 and the telephone number is (718) 921-8210.

Outstanding Warrants

Warrants Sold in February 2008

        On February 28, 2008, we sold warrants exercisable for shares of our Class A common stock at an exercise price of $1.15 per share. The remaining outstanding warrants are currently exercisable for an aggregate of 165,000 shares of our Class A common stock and will terminate on February 28, 2013. Holders of these warrants may exercise the warrants in whole or in part at any time after the date of initial issuance of the warrants up to the expiration date specified.

Warrants Sold in October 2008

        Pursuant to the 2008 Registration Statement, on October 30, 2008, we sold warrants exercisable for shares of our Class A common stock at an exercise price of $0.40 per share. The remaining outstanding warrants are currently exercisable for an aggregate of 1,847,500 shares of our Class A common stock and will terminate on October 30, 2013. Holders of these warrants may exercise the warrants in whole or in part at any time after the date of initial issuance of the warrants up to the expiration date specified.

Warrants Sold in December 2008

        Pursuant to the 2008 Registration Statement, on December 24, 2008, we sold warrants exercisable for shares of our Class A common stock at an exercise price of $0.28 per share. The remaining outstanding warrants are currently exercisable for an aggregate of 967,500 shares of our Class A common stock and will terminate on December 24, 2011. Holders of these warrants may exercise the warrants in whole or in part at any time after the date of initial issuance of the warrants up to the expiration date specified.

Warrants Sold in March 2009

        Pursuant to the 2008 Registration Statement, on March 13, 2009, we sold warrants exercisable for shares of our Class A common stock at an exercise price of $0.55 per share. The remaining outstanding warrants are currently exercisable for an aggregate of 153,840 shares of our Class A common stock and will terminate on March 13, 2012. Holders of these warrants may exercise the warrants in whole or in part at any time after the date of initial issuance of the warrants up to the expiration date specified.

Warrants Sold in April 2009

        Pursuant to the 2008 Registration Statement, on April 8, 2009, we sold warrants exercisable for shares of our Class A common stock at an exercise price of $0.55 per share. The remaining outstanding warrants are currently exercisable for an aggregate of 432,692 shares of our Class A common stock and will terminate on April 8, 2012. Holders of these warrants may exercise the warrants in whole or in part at any time after the date of initial issuance of the warrants up to the expiration date specified.

Warrants Sold in July 2009

        Pursuant to the 2008 Registration Statement, on July 16, 2009, we sold warrants exercisable for shares of our Class A common stock at an exercise price of $1.155 per share. The remaining outstanding warrants are currently exercisable for an aggregate of 199,999 shares of our Class A common stock and will terminate on January 17, 2015.

        Pursuant to the 2008 Registration Statement, on July 21, 2009, we sold warrants exercisable shares of our Class A common stock at an exercise price of $1.155 per share. The remaining outstanding warrants are currently exercisable for an aggregate of 271,738 shares of our Class A common stock and will terminate on January 22, 2015. The terms of the warrants sold on July 16, 2009 and July 21, 2009 are substantially the same and are summarized below.

        Each warrant will entitle the holder to purchase shares of Class A common stock at the exercise price stated above. Holders of the warrants may exercise the warrants in whole or in part at any time after the six-month anniversary of the date of issuance and up to the expiration date specified above. The holder of a warrant may exercise the warrant by delivering to us (or another office or agency that we may designate by notice in writing to the holder at the address of such holder appearing on the books of the Company) an executed Notice of Exercise Form which is attached to each warrant. The holder will be required to physically surrender a warrant to us when the holder has purchased all of the shares of Class A common stock under the warrant and the warrant has been exercised in full. Certificates for shares of Class A common stock purchased hereunder will be transmitted by our transfer agent to the holder by crediting the account of the holder's prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, and otherwise by physical delivery to the address specified by the holder in the Notice of Exercise Form within 3 trading days from the delivery of the Notice of Exercise Form, surrender of this warrant (if required) and payment of the aggregate exercise price.

        In addition to any other rights available to the holder, if we fail to cause our transfer agent to transmit and deliver shares of Class A common stock following the exercise of a warrant in a timely manner, and if after such date the holder is required by its broker to purchase shares of Class A common stock to deliver in satisfaction of a sale by the holder of the shares of Class A common stock which the holder anticipated receiving upon such exercise, then we will (1) pay in cash to the holder the amount by which the holder's total purchase price (including brokerage commissions, if any) for the shares of Class A common stock purchased exceeds the amount obtained by multiplying (A) the number of shares of Class A common stock that we were required to deliver to the holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the holder, either reinstate the portion of the warrant that was not honored or deliver to the holder the number of shares of Class A common stock that would have been issued had we timely complied with our exercise and delivery obligations.

        If at any time after the six-month anniversary of the date of issuance there is not an effective registration statement or current prospectus covering the resale of the Class A common stock issuable upon exercise of the warrants, then a holder of a warrant may also exercise the warrant by means of a "cashless exercise." In the event of a cashless exercise, the holder will be entitled to receive a certificate for a number of shares of Class A common stock equal to: (i) the daily volume weighted average price of the Class A common stock on the trading day immediately preceding the day that the holder elects to do a cashless exercise, minus the exercise price; (ii) multiplied by the number of shares of Class A common stock underlying the warrant that the holder wishes to exercise; and (iii) divided by the daily volume weighted average price of the Class A common stock on the trading day immediately preceding the day that the holder elects to do a cashless exercise.

        Pursuant to the terms of the warrants, we will not be required to effect the exercise of any warrant, and a holder will not have the right to exercise any portion of a warrant, if after giving effect to the exercise of the warrant and issuance of shares of Class A common stock, the holder and his affiliates, and any other person or entity acting as a group together with the holder or any of the holder's affiliates, would beneficially own in excess of 4.99% of our outstanding Class A common stock (calculated after giving effect to the exercise of the applicable warrant). Beneficial ownership will be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. A holder may elect, upon not less than 61 days' prior notice to us to increase the 4.99% limitation to 9.99% of the number of shares of the Class A common stock outstanding immediately after giving effect to the issuance of shares of upon exercise of a warrant.

        If we (i) pay a stock dividend or otherwise make a distribution or distributions on shares of Class A common stock or any other equity or equity equivalent securities payable in shares of Class A common stock, (ii) effect a stock-split or otherwise subdivide outstanding shares of Class A common stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of Class A common stock into a smaller number of shares, or (iv) reclassify the Class A common stock into any other shares of capital stock of the Company, then in each case the exercise price of the warrants will be adjusted by multiplying the exercise price by the following fraction: (x) the numerator will be the number of shares of Class A common stock (excluding treasury shares, if any) outstanding immediately before the event; and (y) the denominator will be the number of shares of

Class A common stock outstanding immediately after the event. In addition, the number of shares issuable upon exercise of the warrants shall be proportionately adjusted.

        If, at any time after the warrants become exercisable, we effect a reorganization, reclassification, consolidation, merger, sale of all or substantially all of our assets or liquidating distribution, the holders of the warrants will have the right to receive upon the exercise of a warrant the kind and amount of shares of stock or other securities or property that the holder would have been entitled to receive if, immediately prior to the reorganization, reclassification, consolidation, merger, sale of assets, or liquidating distribution, as the case may be, the holder had held the number of shares of Class A common stock which were still issuable under the warrant.

        The warrants and all rights under the warrants are transferable, in whole or in part, upon surrender of a warrant at our principal office, together with a written assignment of the warrant in the form attached to the warrant that is executed by the holder or its agent or attorney and funds sufficient to pay any transfer taxes.

        The warrant does not entitle the holder to any voting rights or other rights as a shareholder prior to the exercise of the warrant.

Preferred Stock

        Pursuant to our Restated Certificate of Incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of preferred stock, in one or more series. Our board of directors is authorized to fix or alter from time to time the designation, powers, preferences and rights of the shares of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, as well as the qualifications, limitations or restrictions of any unissued series of preferred stock. Our board of directors may also establish from time to time the number of shares constituting any series of preferred stock, and increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of any series then outstanding.

        We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include, as applicable:

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  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price;

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  the dividend rate, period and payment date and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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  voting rights, if any, of the preferred stock;

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  preemption rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

        If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

        The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right would be in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-takeover Effects of Provisions of our Restated Certificate of Incorporation and Restated By-laws and of Delaware Law

        Certain provisions of our charter documents and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of our common stock.

        Restated Certificate of Incorporation and Restated By-laws.    Our Restated By-laws provide for an advance notice procedure for stockholder proposals to be considered at annual meetings of stockholders, such as the nomination, other than by or at the direction of our board of directors, of candidates for election as directors. In addition, under our Restated By-laws newly created directorships resulting from any increase in the number of directors (which may be undertaken by action of a majority of the board of directors) or any vacancies in the board of directors resulting from death, resignation, removal (which may be undertaken by action of a majority of the board of directors) or otherwise, may be filled by the remaining director or directors. Provisions of our Restated By-laws may be amended by the board of directors without the approval of our shareholders. Our Restated Certificate of Incorporation provides that our board of directors may provide for the issuance of preferred stock in one or more series with distinctive serial designations, rights, preferences, and limitations of the shares of each such series as the board of directors determines. Our board of directors could designate and issue preferred stock in a manner that could adversely affect voting or other rights of our common stock. As described above, shares of our Class B Common Stock have special voting rights with respect to mergers and certain other transactions that could result in a change in control of us. The foregoing provisions could be used to deter or delay certain transactions involving an actual or potential change in control of us.

        Delaware Takeover Statute.    Section 203 of the Delaware General Corporation Law generally prohibits a publicly-held Delaware corporation from engaging in an acquisition, asset sale or other transaction resulting in a financial benefit to any person who, together with affiliates and associates, owns, or within three years did own, 15.0% or more of a corporation's voting stock. The prohibition continues for a period of three years after the date of the transaction in which the person becomes an owner of 15.0% or more of the corporation's voting stock, unless the business combination is approved in a prescribed manner. The statute could prohibit, delay, defer or prevent a change in control with respect to our company.

DESCRIPTION OF WARRANTS

        The following sets forth certain general terms and provisions of the Warrants that may be issued under this prospectus. This information does not relate to the Outstanding Warrants, which are described above. We may in the future issue warrants for the purchase of our Class A common stock. Warrants may be issued under this prospectus independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our stockholders and may be attached to or separate from the related securities. Warrants may be issued under a warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent, if retained, will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The applicable warrant agreement and form of warrant certificate will be filed as exhibits to or incorporated by reference in the registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in any applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, number and terms of the securities purchasable upon exercise of the warrants;

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  the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

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  the date, if any, on and after which the warrants and related securities, if any, will be separately transferable;

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  the price at which each security purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants will commence and the date on which that right will expire, and procedures and conditions relating to the exercise of the warrants;

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  the minimum or maximum amount of the warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of material or special United States federal income tax considerations applicable to the warrants;

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  provisions for adjustment of the exercise price or number or amount of securities issuable upon the exercise of the warrants; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the warrants.

DESCRIPTION OF UNITS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus.

        We may issue units comprised of one or more shares of Class A common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions of the governing unit agreement that differ from those described below; and

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock" and "Description of Warrants" will apply, as the case may be, to each unit and to any Class A common stock, preferred stock or warrant included in each unit, respectively.

        We may issue units in such amounts and in such numerous distinct series as we determine.

PLAN OF DISTRIBUTION

        We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly (including our affiliates), through agents or through a combination of these methods. Each prospectus supplement will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities (including any managing underwriters), the public offering or purchase price of such securities, the net proceeds we will receive from such sale, any delayed delivery arrangements, any underwriting discounts, commissions and other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any commissions paid to agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions (inside and outside of the United States) where we are authorized to do so.

        If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The maximum compensation or discount to be received by any member of the Financial Industry Regulatory Authority or any independent broker-dealer will not be greater than 8% for the sale of any securities registered pursuant to Rule 415 under the Securities Act of 1933, as amended, or Securities Act.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        We may also sell and effect the distribution of up to 4,038,269 shares of Class A common stock issuable pursuant to the Outstanding Warrants. Shares issued upon exercise of the Outstanding Warrants will be issued by Wave directly to the holders of the warrants upon such warrant holder's election to exercise the warrants for cash. Additional information on the exercise provisions of the Outstanding Warrants is described below under the heading "Common Stock—Outstanding Warrants".

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the series of securities, if any are purchased. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        In connection with offering securities pursuant to this prospectus, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

        The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose

"penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

        Our Class A common stock is listed on the Nasdaq Capital Market under the symbol "WAVX". Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for Wave by Bingham McCutchen LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Wave Systems Corp. and its subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2010 consolidated financial statements contain an explanatory paragraph that states that the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the periodic filing requirements of the Securities Exchange Act of 1934. Further to our obligations under the Securities Exchange Act of 1934, we file reports, proxy and information statements and other information with the SEC. These reports, proxy and information statements and other information may be inspected and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation for the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (including Wave). The address of this site is http://www.sec.gov. Wave makes available, free of charge on its website, www.wave.com, certain corporate governance materials and, by means of a link to www.nasdaq.com, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Please note that any references to www.wave.com in the registration statement and this prospectus are inactive textual references only and that the information contained in Wave's website is neither incorporated by reference into this registration statement or prospectus nor intended to be used in connection with this offering.

        As stated previously, our Class A common stock is traded on the Nasdaq Capital Market. Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities that are part of this offering have been sold. We also incorporate by reference herein any information we file with the SEC under Section 13(a), 13(c), 14 or 15(d) after the date of the filing of this registration statement and prior to the effectiveness of this registration statement. The documents we have incorporated by reference are:

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  Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 15, 2011;

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  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 filed with the SEC on May 10, 2011;

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  Current Reports on Form 8-K filed with the SEC on April 14, 2011 and June 17, 2011;

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  the description of our common stock contained in our Registration Statement on Form 8-A; and

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  our definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2011.

        Notwithstanding the above, information that is "furnished" to the SEC shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus or the related registration statement.

        We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or telephoning the Company's Secretary at Wave Systems Corp., 480 Pleasant Street, Lee, Massachusetts 01238, (413) 243-1600.

$30,000,000

WAVE SYSTEMS CORP.

Class A Common Stock
Preferred Stock
Warrants
Units

PROSPECTUS

The date of this prospectus is July 22, 2011.